UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2024
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 1.01.    Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 23, 2024, we amended our unsecured credit agreement with eleven lenders, including National Rural Utilities Cooperative Finance Corporation, as administrative agent. In connection with this amendment, we increased the available amount under the credit agreement to $1.275 billion from $1.21 billion and extended the maturity date to May 23, 2029, unless extended as provided therein.

We can use the facility to support the issuance of commercial paper, to advance funds for working capital purposes and to issue letters of credit thereunder.

Loans under the credit agreement are subject to customary conditions to borrowing and may be (1) Secured Overnight Financing Rate (SOFR) loans, which shall bear interest at a rate per annum equal to Adjusted Term SOFR (Term SOFR plus 0.10%; provided that if Adjusted Term SOFR so determined would be less than 0%, the rate will be deemed to be 0%) plus the applicable rate for SOFR loans (ranging from 1.00% to 1.75% depending on our credit ratings), or (2) base rate loans or swing line loans, which shall each bear interest at a rate per annum equal to the higher of (a) the Prime Rate, (b) the Federal Funds Rate plus .50%, or (c) Adjusted Term SOFR for a one-month tenor plus 1.00%, plus in each case the applicable rate for base rate loans (ranging from 0% to .75% depending on our credit ratings); provided that if the rate so determined would be less than 0%, the rate will be deemed to be 0%; provided, further however, that for so long as National Rural Utilities Cooperative Finance Corporation is the swing line lender, any portion of a swing line loan that has not been acquired by the lenders as a participation will bear interest at a rate per annum equal to the CFC Rate. Capitalized terms in the prior sentence are set forth in the credit agreement. We will continue to pay customary unused commitment fees, an administrative agent fee and letter of credit fees.

The credit agreement contains customary representations, warranties, covenants, events of default and acceleration, including financial covenants to maintain patronage capital of at least $900 million and limits our unsecured indebtedness, as defined by the credit agreement, to $4.0 billion. Currently, we are well within these covenant thresholds.

The foregoing is a summary of certain terms of the credit agreement and is neither complete nor inclusive of all material terms and is subject to, and qualified in its entirety by, the full text of the credit agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1 Amendment No. 2 to Amended and Restated Credit Agreement, including the Amended and Restated Credit Agreement attached as Exhibit A thereto, dated as of May 23, 2024, among Oglethorpe Power Corporation (An Electric Membership Corporation) and the lenders identified therein, including National Rural Utilities Cooperative Finance Corporation, as administrative agent.

104 Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	May 30, 2024	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer